UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2022

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction	Commission File Number	(IRS Employer Identification No.)
of incorporation)

135 San Lorenzo Avenue, Suite 600, Coral Gables, FL 33146

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:     (305) 668-8485

                      n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On June 29, 2022, Korth Direct Mortgage Inc., a Florida corporation (the “Company”), issued and sold to a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, in a private placement transaction 480,000 shares of its Series A 6.00% Cumulative Perpetual Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”), based on the exemption from registration provided by Rule 144A. The shares of Series A Preferred were sold at a price of $24.75 per share, or an aggregate of $11,880,000. The Company’s broker-dealer subsidiary, J.W. Korth &Company Limited Partnership, was the initial purchaser of the shares. The Company has agreed to repurchase the Series A Preferred shares from the institutional buyer within approximately ninety days of the date of sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2022	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth, President